Exhibit 5.1

April 25, 2017 Alphatec Holdings, Inc. 5818 El Camino Real Carlsbad, CA 92008

Re:	Alphatec Holdings, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Alphatec Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time by the selling stockholders named in the Registration Statement (as defined below) of an aggregate of 19,335,600 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), consisting of (i) 1,809,628 shares of Common Stock (the “Common Shares”), (ii) 7,622,372 shares of Common Stock (the “Conversion Shares”) issuable upon the conversion of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Shares”), held by the selling stockholders and (iii) 9,903,600 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of warrants held by the selling stockholders (the “Warrants”). The Common Shares, Conversion Shares and Warrant Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”) filed with the Securities and Exchange Commission on April 25, 2017 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Common Shares, Conversion Shares and Warrant Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, (a) the issue and sale of the Common Shares have been duly authorized by all necessary corporate action of the Company, and the Common Shares are validly issued, fully paid and non-assessable, (b) the issue and sale of the Conversion Shares in the manner contemplated by the Registration Statement and the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed with Secretary of State of the State of Delaware on March 29, 2017 (the “Certificate of Designation”) have been duly authorized by all necessary corporate action of the Company, and upon

April 25, 2017

issuance and delivery therefor upon conversion of the Preferred Shares in the manner contemplated by the Registration Statement and the Certificate of Designation, the Conversion Shares will be validly issued, fully paid and nonassessable, and (c) the issue and sale of the Warrant Shares in the manner contemplated by the Registration Statement and the Warrants have been duly authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP